                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-32890, 33-32891, 33-45470 and 33-32892) pertaining to the
1987 Stock Option Plan and the 1989 Stock Incentive Plan (as amended), and the Nonemployee Director Stock Option Plan of Cytocare, Inc. of our report dated February 15, 1995, with respect to the consolidated financial statements and schedule of Cytocare, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1994.




                                                               ERNST & YOUNG LLP


Orange County, California
February 15, 1995